UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report - August 11, 2008 (Date of earliest event reported)
INGERSOLL-RAND COMPANY LIMITED (Exact name of registrant as specified in its charter)
Bermuda (State or other jurisdiction of incorporation)	1-985 (Commission File Number)	75-2993910 (I.R.S. Employer Identification No.)
Clarendon House 2 Church Street Hamilton HM 11, Bermuda (Address of principal executive offices, including zip code)
(441) 295-2838 (Registrant's phone number, including area code) N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2008, the Compensation Committee of the Board of Directors of the Company approved a change to the Annual Incentive Matrix Program under which the maximum cash incentive award was increased from 150% of the target amount to 200% of the target amount for all participants in the program. This change is applicable to cash incentive awards to be made in February 2010, for performance year 2009.

Item 7.01. Regulation FD Disclosure.

On August 11, 2008, Herbert L. Henkel, Chairman, President and Chief Executive Officer of Ingersoll-Rand Company Limited (the "Company"), entered into two separate stock trading plans (the “10b5-1 Plans”) pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, under which he may exercise employee stock options and then sell the shares. The first Plan covers 600,000 options, awarded in March 1999, which expire in March 2009. The second Plan covers 100,000 options, awarded in October 1999, which expire in September 2009.

Any transactions under the 10b5-1 Plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

The information in this Current Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND COMPANY LIMITED

(Registrant)

Date: August 11, 2008	/s/ Patricia Nachtigal
Patricia Nachtigal

Senior Vice President and

General Counsel

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